EXHIBIT 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-268634, 333-241023, 333-218358, 333-182334, 333-146512, 333-135279, 333-130908, 333-110361, 333-105901, 333-89826, 333-66366, 333-51998, and 333-32881) on Form S-8 and the registration statements (Nos. 333-188181, 333-188178, 333-129338, 333-105350, 333-100767, 333-86682, 333-150442, 333-152147, 333-166080, 333-210919, 333-210917, 333-230835, 333-230836, and 333-268056) on Form S-3 of our reports dated March 1, 2023, with respect to the consolidated financial statements of New York Community Bancorp, Inc. and the effectiveness of internal control over financial reporting.

New York, New York
March 1, 2023